Exhibit 99.2
WebMD CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Revenue	$322,556	$281,881	$626,490	$553,095

Costs and expenses:
Cost of operations	181,950	163,961	354,113	326,603
Development and engineering	14,457	12,991	29,097	24,087
Sales, marketing, general and administrative	83,533	83,298	165,670	160,292
Depreciation and amortization	17,541	13,148	34,045	25,733
Legal expense	4,283	2,215	8,443	4,252
Interest income	3,936	4,511	8,257	9,994
Interest expense	3,895	4,838	8,676	9,586
Other expense (income), net	1,712	(447)	5,544	(484)

Income before income tax provision	19,121	6,388	29,159	13,020
Income tax provision	2,955	613	3,144	1,544

Net income	$16,166	$5,775	$26,015	$11,476

Net income per common share:
Basic	$0.05	$0.02	$0.08	$0.04

Diluted	$0.05	$0.02	$0.08	$0.03

Weighted-average shares outstanding used in computing net income per common share:
Basic	337,303	322,919	331,318	316,965

Diluted	349,624	337,763	342,656	332,582

WebMD CORPORATION
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Revenues
Emdeon Business Services	$191,514	$166,037	$377,247	$329,816
Emdeon Practice Services	78,596	71,773	151,614	142,779
WebMD Health	40,465	31,852	74,040	58,161
Porex	20,397	20,737	40,253	39,158
Inter-segment eliminations	(8,416)	(8,518)	(16,664)	(16,819)

	$322,556	$281,881	$626,490	$553,095

Income before taxes, non-cash and other items
Emdeon Business Services	$40,420	$28,914	$78,673	$58,764
Emdeon Practice Services	8,183	1,771	12,580	3,122
WebMD Health	4,350	7,626	9,201	12,168
Porex	6,064	6,275	11,461	11,317
Corporate	(13,299)	(14,228)	(26,925)	(27,533)
Interest income	3,936	4,511	8,257	9,994
Interest expense	(3,895)	(4,838)	(8,676)	(9,586)

	$45,759	$30,031	$84,571	$58,246

Basic income per common share before taxes, non-cash and other items (a)	$0.14	$0.09	$0.26	$0.18

Diluted income per common share before taxes, non-cash and other items (a)	$0.13	$0.09	$0.25	$0.18

Taxes, non-cash and other items (b)
Depreciation and amortization	(17,541)	(13,148)	(34,045)	(25,733)
Non-cash advertising and distribution services and stock compensation	(3,102)	(8,727)	(7,380)	(15,725)
Legal expense	(4,283)	(2,215)	(8,443)	(4,252)
Income tax provision	(2,955)	(613)	(3,144)	(1,544)
Other income (expense), net	(1,712)	447	(5,544)	484

Net income	$16,166	$5,775	$26,015	$11,476

Net income per common share
Basic	$0.05	$0.02	$0.08	$0.04

Diluted	$0.05	$0.02	$0.08	$0.03

Weighted-average shares outstanding used in computing income per common share:
Basic	337,303	322,919	331,318	316,965

Diluted	349,624	337,763	342,656	332,582

(a)	Basic and diluted income per common share before taxes, non-cash and other items is based on the weighted-average shares outstanding used in computing basic and diluted income per common share.

(b)	Reconciliation of income before taxes, non-cash and other items to net income

WebMD CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2005	2004
	(Unaudited)
Assets
Cash and cash equivalents	$35,930	$46,019
Short-term investments	152,005	61,675
Accounts receivable, net	220,817	204,447
Inventory	13,430	13,978
Prepaid expenses and other current assets	39,724	40,613

Total current assets	461,906	366,732

Marketable debt securities	323,182	511,864
Marketable equity securities	4,094	4,017
Property and equipment, net	112,118	89,677
Goodwill	1,028,592	1,010,564
Intangible assets, net	253,249	260,509
Other assets	44,822	48,871

	$2,227,963	$2,292,234

Liabilities and Stockholders’ Equity
Accounts payable	$11,167	$17,366
Accrued expenses	151,993	201,528
Deferred revenue	114,227	99,543

Total current liabilities	277,387	318,437

Convertible subordinated notes	350,000	649,999
Other long-term liabilities	5,334	1,283

Convertible redeemable exchangeable preferred stock	98,416	98,299

Stockholders’ equity	1,496,826	1,224,216

	$2,227,963	$2,292,234

WebMD CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Six Months Ended
	June 30,
	2005	2004
Cash flows from operating activities:
Net income	$26,015	$11,476
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,045	25,733
Amortization of debt issuance costs	1,333	1,498
Non-cash advertising and distribution services	5,013	11,284
Non-cash stock based compensation	2,367	4,441
Bad debt expense	3,722	2,914
Loss (gain) on investments	3,642	(363)
Gain on sale of property and equipment	—	(121)
Loss on redemption of convertible debt	1,902	—
Changes in operating assets and liabilities:
Accounts receivable	(18,350)	(1,724)
Inventory	547	206
Accounts payable	(5,881)	(900)
Accrued expenses	(2,450)	(19,179)
Deferred revenue	9,501	6,320
Prepaid expenses and other, net	1,294	(937)

Net cash provided by operating activities	62,700	40,648

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	190,673	1,011,914
Purchases of available-for-sale securities	(94,350)	(1,103,876)
Purchases of property and equipment	(38,717)	(12,047)
Proceeds received from sale of property and equipment	400	417
Cash paid in business combinations, net of cash acquired	(74,110)	(58,060)

Net cash used in investing activities	(16,104)	(161,652)

Cash flows from financing activities:
Redemption of convertible debt	(86,694)	—
Proceeds from issuance of common stock	31,437	25,011
Net proceeds from issuance of preferred stock	—	98,115
Payments of notes payable and other	(304)	(257)
Purchases of treasury shares	—	(4,877)

Net cash (used in) provided by financing activities	(55,561)	117,992

Effect of exchange rates on cash	(1,124)	(200)

Net decrease in cash and cash equivalents	(10,089)	(3,212)
Cash and cash equivalents at beginning of period	46,019	39,648

Cash and cash equivalents at end of period	$35,930	$36,436